Exhibit 10.1

EXECUTION FINAL

LOAN AND SECURITY AGREEMENT

between

IMPERIUM SPECIAL FINANCE FUND, LP

as Lender

and

CACHET FINANCIAL SOLUTIONS, INC.

as Borrower

Dated: October 26, 2012

(i)

4. FINANCIAL MATTERS; REPORTS	10
4.1 Reports and Notices. From the Closing Date until the Termination Date, Borrower shall deliver to Lender.	10
4.2 [Reserved]	11
4.3 Other Reports and Information	11

5. NEGATIVE COVENANTS	11

6. SECURITY INTEREST	13
6.1 Grant of Security Interest	13
6.2 Lender's Rights	14
6.3 Lender's Appointment as Attorney-in-fact	15
6.4 Grant of License to Use Intellectual Property Collateral	15

7. EVENTS OF DEFAULT: RIGHTS AND REMEDIES	16
7.1 Events of Default	16
7.2 Remedies	17
7.3 Waivers by Credit Parties	18
7.4 Proceeds	19

8. SUCCESSORS AND ASSIGNS	19

9. MISCELLANEOUS	19
9.1 Complete Agreement; Modification of Agreement	19
9.2 Expenses	20
9.3 No Waiver	20
9.4 Severability; Section Titles	20
9.5 Authorized Signature	21
9.6 Notices	21
9.7 Counterparts	21
9.8 Time of the Essence	21
9.9 Governing Law	21
9.10 Submission To Jurisdiction; Waiver Of Jury Trial	22
9.11 USA Patriot Act Notice	22
9.12 Press Releases	23
9.13 Reinstatement	23

(ii)

INDEX OF EXHIBITS AND SCHEDULES

Schedule A	Definitions

Schedule B	Lender's and Borrower's Addresses for Notices

Schedule C	Cash Management System

Schedule D	Fees

Schedule E	Schedule of Documents

Disclosure Schedule (3.2)	Places of Business; Corporate Names

Disclosure Schedule (3.6)	Real Estate

Disclosure Schedule (3.7)	Stock; Affiliates

Disclosure Schedule (3.9)	Taxes

Disclosure Schedule (3.11)	ERISA

Disclosure Schedule (3.12)	Litigation

Disclosure Schedule (3.13)	Intellectual Property

Disclosure Schedule (3.15)	Environmental Matters

Disclosure Schedule (3.16)	Insurance

Disclosure Schedule (5(b))	Indebtedness

Disclosure Schedule (5(e))	Liens

Disclosure Schedule (6.1)	Actions to Perfect Liens

Exhibit A	Form of Term Note

Exhibit B	Form of Secretarial Certificate

Exhibit C	Form of Power of Attorney

(iii)

Loan and Security Agreement

This LOAN AND SECURITY AGREEMENT is dated as of October 26, 2012 and agreed to by and between CACHET FINANCIAL SOLUTIONS, INC., a Minnesota corporation ("Borrower") and IMPERIUM SPECIAL FINANCE FUND, LP, a Delaware limited partnership ("Lender").

RECITALS

A.            Borrower desires to obtain the Term Loan and other financial accommodations from Lender and Lender is willing to provide the Term Loan and accommodations all in accordance with the terms of this Agreement.

B.            Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All schedules, attachments, addenda and exhibits hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.             AMOUNT AND TERMS OF CREDIT

1.1           Term Loan. Subject to the terms and conditions of this Agreement, Lender agrees to make the Term Loan to Borrower on the Closing Date in the original principal amount specified in the Term Note. The Term Loan shall be evidenced by, and be repayable in accordance with the terms of, the Term Note and this Agreement.

1.2           Term and Prepayment. (a) Upon the Commitment Termination Date, Borrower shall pay to Lender in full, in cash, all principal and accrued but unpaid interest on the Term Loan and all other non-contingent Obligations due to or incurred by Lender.

(b)          Borrower shall have the right, at any time, to prepay all or a portion of the Term Loan, provided that any prepayment of less than all of the outstanding balance of the Term Loan shall be applied, first, to all accrued but unpaid interest, second, to the principal amount outstanding under the Term Loan, and thereafter to all of the other Obligations.

1.3           Use of Proceeds. Borrower shall use the proceeds of the Term Loan solely for working capital and other general corporate purposes. All proceeds of the Term Loan shall be funded only into an account of the Borrower maintained at a bank located in New York, New York.

1.4           Single Loan. The Term Loan and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

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1.5           Interest. (a) Borrower shall pay interest to Lender on the outstanding balance of the Term Loan at the Term Loan Rate. All computations of interest shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

(b)           Interest (i) shall accrue on the balance of the Term Loan and shall be added in arrears on the first day of each calendar month for the preceding calendar month to the unpaid principal balance thereof, (ii) and all accrued and unpaid interest shall be paid in full on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, shall be paid upon demand by Lender.

(c)           Effective upon the occurrence of a Payment Default and for so long as such Event of Default shall be continuing, the Term Loan Rate shall automatically be increased by four (4%) percentage points per annum and effective upon the occurrence of any Event of Default (other than a Payment Default) and for so long as such Event of Default shall be continuing, the Term Loan Rate shall automatically be increased by two (2%) percentage points per annum (such increased rate, the "Default Rate"). In the event that the Term Loan Rate or the Default Rate exceeds the highest rate of interest permissible under applicable law, then the Term Loan Rate and/or the Default Rate shall be the maximum amount as allowed by applicable law.

(d)           If any interest or any other payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

(e)           If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender, or (ii) Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to Lender of funding or maintaining the Term Loan (provided, however, that, notwithstanding anything herein to the contrary, this Section 1.5(e) shall be deemed to apply to the Dodd-Frank Wall Street Reform and Consumer Protection Act and to The Basel III Accord published by The Basel Committee on Banking Supervision, and to all requests, rules, regulations, guidelines or directives under either of the foregoing or issued in connection therewith, regardless of the date enacted, adopted or issued, even if enacted, adopted or issued before the date hereof), then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to indemnify Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Borrower by Lender and shall be conclusive, absent manifest error.

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(f)           If a payment made to Lender hereunder or under any other Loan Document would be subject to withholding tax imposed by FATCA if Lender fails to comply with applicable reporting and other requirements of FATCA, Lender shall deliver to Borrower, at the time or times prescribed by applicable law or as reasonably requested by Borrower, (i) two accurate, complete and signed certifications prescribed by applicable law or reasonably satisfactory to Borrower that establish that such payment is exempt from withholding tax imposed by FATCA and (ii) any other documentation reasonably requested by Borrower sufficient for Borrower to comply with its obligations under FATCA and to determine that Lender has complied with such applicable reporting and other requirements of FATCA.

1.6            Cash Management System. On or prior to the Closing Date and until the Termination Date, Borrower will establish and maintain the cash management system described in Schedule C. All payments in respect of the Collateral shall be made to or deposited in the blocked or lockbox accounts described in Schedule C in accordance with the terms thereof.

1.7            Fees. Borrower agrees to pay to Lender the Fees set forth in Schedule D.

1.8            Receipt of Payments. Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.9) without set-off, counterclaim or deduction and free and clear of all Taxes not later than 12:00 p.m., New York City time on the day when due in lawful money of the United States of America in immediately available funds to the Payment Account. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made. For purposes of computing interest and fees, all payments shall be deemed received by Lender on the day of receipt of immediately available funds by the Lender.

1.9            Application and Allocation of Payments. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable.

1.10          Accounting. Lender is authorized to record on its books and records the date and amount of the Term Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrower on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay any of the Obligations. Except to the extent that Borrower shall, within thirty (30) days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

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1.11         Indemnity. Borrower agrees to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

2.           CONDITIONS PRECEDENT

2.1           Conditions to the Term Loan. Lender shall not be obligated to make any of the Term Loan or to perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

(a)           the Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents (Schedule E); and

(b)           Lender shall have received an opinion(s) of counsel to the Borrower with respect to the Loan Documents in form and substance reasonably satisfactory to Lender.

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3.           REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to enter into this Agreement and to make the Term Loan, Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date as follows:

3.1            Corporate Existence: Compliance with Law. Borrower: (a) is, as of the Closing Date, and will continue to be (i) a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Borrower that are necessary or appropriate for the conduct of its business.

3.2            Executive Offices; Corporate or Other Names. (a) Borrower's name as it appears in official filings in the state of its incorporation or organization, (b) the type of entity of Borrower, (c) the organizational identification number issued by Borrower's state of incorporation or organization or a statement that no such number has been issued, (d) Borrower's state of organization or incorporation, and (e) the location of Borrower's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule  (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2), Borrower has not been known as or conducted business in any other name (including trade names). Borrower has only one state of incorporation or organization.

3.3            Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within Borrower's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action;(c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of Borrower (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person. As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of Borrower party thereto, and each such Loan Document upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

3.4            Financial Statements and Projections; Books and Records. (a) All Financial Statements delivered by Borrower to Lender are true, correct and complete and reflect fairly and accurately the financial condition of Borrower as of the date of each such Financial Statement in accordance with GAAP, except for any internal Financial Statements, the absence of notes and normal year-end adjustments.

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(b)           Borrower shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payments and credits received on, and all other dealings with, the Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

3.5            Material Adverse Change. Between the date of Borrower's most recently audited Financial Statements delivered to Lender and the Closing Date: (a) Borrower has not incurred any obligations, contingent or non-contingent liabilities, or liabilities for Taxes, long-term leases or unusual forward or long-term commitments that are not reflected in the Projections delivered on the Closing Date and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from such Projections; and (c) no events have occurred that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirement of Law or Contractual Obligation of Borrower has or have had or could reasonably be expected to have a Material Adverse Effect. Borrower is not in default, and to Borrower's knowledge no third party is in default, under or with respect to any of its Contractual Obligations, that alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6            Real Estate; Property. The real estate listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, or used by Borrower in its business, and Borrower will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt prior written notice thereof. Borrower holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of Borrower are or will be subject to any Liens, except Permitted Encumbrances.

3.7            Ventures. Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.7), as of the Closing Date, Borrower does not have any Subsidiaries, is not engaged in any joint venture or partnership with any other Person, or is not an Affiliate of any other Person. All of the issued and outstanding Stock of Borrower as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth in Disclosure Schedule (3.7). All outstanding Indebtedness of Borrower as of the Closing Date is described in Disclosure Schedule (5(b)).

3.8            Government Regulation; Margin Regulations. Borrower is not subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Term Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law. Borrower is not engaged, nor will it engage, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U of the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as "Margin Stock"). Borrower does not own any Margin Stock, and none of the proceeds of the Term Loan or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock. Borrower will not take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

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3.9            Taxes. Except as disclosed in Disclosure Schedule (3.9) all Tax returns, reports and statements required by any Governmental Authority to be filed by Borrower has, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority and no tax Lien has been filed against Borrower or its property. Proper and accurate amounts have been and will be withheld by Borrower from its employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.9) sets forth as of the Closing Date those taxable years for which Borrower's Tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.9), none of the Credit Parties or their respective predecessors are liable for any Taxes: (a) under any agreement (including any tax sharing agreements or agreement extending the period of assessment of any Taxes) or (b) to Borrower's knowledge, as a transferee. As of the Closing Date, Borrower has not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

3.10          Payment of Obligations. Borrower will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower and none of the Collateral is or could reasonably be expected to become subject to any Lien or forfeiture or loss as a result of such contest.

3.11         ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of Borrower of more than the Minimum Actionable Amount. Except as disclosed in Disclosure  Schedule (3.11), the present value of all accumulated benefit obligations of the Credit Parties under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than the Minimum Actionable Amount, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than the Minimum Actionable Amount. No Borrower or ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of the Minimum Actionable Amount.

3.12          Litigation. No Litigation is pending or, to the knowledge of Borrower, threatened by or against Borrower or against its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. Except as set forth in Disclosure Schedule (3.12), as of the Closing Date there is no Litigation pending or threatened against Borrower that seeks damages in excess of $50,000 or injunctive relief or alleges criminal misconduct of Borrower. Borrower shall notify Lender promptly in writing upon learning of the existence, threat or commencement of any Litigation against Borrower, any ERISA Affiliate or any Plan or any allegation of Criminal misconduct against Borrower.

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3.13          Intellectual Property. As of the Closing Date, all material Intellectual Property owned or used by Borrower is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.13). Borrower owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Borrower will maintain the patenting and registration of all Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and Borrower will promptly patent or register, as the case may be, all new Intellectual Property and will notify Lender in writing five (5) Business Days prior to filing any such new patent or registration.

3.14          Full Disclosure. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of Borrower under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.15          Hazardous Materials. Except as set forth in Disclosure Schedule (3.15), as of the Closing Date, (a) each real property location owned, leased or occupied by Borrower (the "Real Property") is maintained free of contamination from any Hazardous Material, (b) Borrower is not subject to any Environmental Liabilities or, to Borrower's knowledge, potential Environmental Liabilities, in excess of $50,000 in the aggregate, (c) no notice has been received by Borrower identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of Borrower , there are no facts, circumstances or conditions that may result in Borrower being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (d) Borrower has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to Borrower . Borrower: (i) shall comply in all material respects with all applicable Environmental Laws and environmental permits; (ii) shall notify Lender in writing within seven (7) days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Property; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it in connection with any such Release.

3.16          Insurance. As of the Closing Date, Disclosure Schedule (3.16) lists all insurance of any nature maintained for current occurrences by Borrower, as well as a summary of the terms of such insurance. Borrower shall deliver to Lender certified copies and endorsements to all of its and those of its Subsidiaries (a) "All Risk" and business interruption insurance policies naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least ten (10) days' prior written notice of any cancellation or alteration before the expiration of any such policy or policies of insurance and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Borrower shall direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of Borrower's risk profile, to require additional forms and limits of insurance. Borrower shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender a report by a reputable insurance broker, reasonably satisfactory to Lender, with respect to such Person's insurance policies.

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3.17          Deposit and Disbursement Accounts. Attachment Ito Schedule C lists all banks and other financial institutions at which Borrower maintains deposits and/or other accounts, including the Disbursement Account, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

3.18          Accounts. With respect to the Accounts pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports that may be delivered to the Lender with respect thereto are actually and absolutely owing to Borrower as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to the applicable accounts described in paragraph 1 to Schedule C or the Lender as required hereunder; and (c) to Borrower's knowledge all Account Debtors have the capacity to contract.

3.19          Conduct of Business. Borrower (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and Borrower's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted) and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

3.20          Anti-Terrorism Laws.

(a)           Neither Borrower nor, to the knowledge of the Borrower, any of its Affiliates is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(b)           Neither Borrower nor, to the knowledge of the Borrower, any Affiliate or other agent of Borrower acting or benefiting in any capacity in connection with the Term Loan is any of the following: (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person with which the Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

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(c)          Neither Borrower   nor, to the knowledge of the Borrower, any agent of any Affiliate acting in any capacity in connection with the Term Loan (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

3.21          Further Assurances. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Documents, (b) to protect, preserve and maintain Lender's rights in any Collateral, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

4.              FINANCIAL MATTERS; REPORTS

4.1            Reports and Notices. From the Closing Date until the Termination Date, Borrower shall deliver to Lender:

(a)          within thirty (30) days following the end of each Fiscal Month, the Financial Statements for such Fiscal Month, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis, and accompanied by a certification in the form of Exhibit J by the Chief Executive Officer or Chief Financial Officer of Borrower that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

(b)          within forty-five (45) days following the end of each Fiscal Quarter, the Financial Statements for such Fiscal Quarter, which shall provide comparisons to budget and actual results for the corresponding period during the prior Fiscal Year, both on a monthly and year-to-date basis, and accompanied by a certification in the form of Exhibit J by the Chief Executive Officer or Chief Financial Officer of Borrower that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

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(c)          within one hundred and five (105) days following the close of each Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to Lender, which shall provide comparisons to the prior Fiscal Year, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and (iii) any management letter that may be issued;

(d)           not less than thirty (30) days after the beginning of each Fiscal Year, the Projections, which will be prepared by Borrower in good faith, with care and diligence, and using assumptions that are reasonable under the circumstances at the time such Projections are delivered to Lender and disclosed therein when delivered; and

(e)           such other reports and information as Lender may reasonably request.

4.2            [Reserved] Other Reports and Information. Borrower shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event that has had or could reasonably be expected to have a Material Adverse Effect. Borrower shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail.

5.              NEGATIVE COVENANTS

Borrower covenants and agrees that, without Lender's prior written consent, from the Closing Date until the Termination Date, Borrower and (solely in the case of Section 5(b) below) Guarantor shall not, directly or indirectly, by operation of law or otherwise:

(a)           form any Subsidiary or merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or make any investment in or, except as provided in Section 5(c) below, loan or advance to, any Person;

(b)           cancel any debt owing to it or create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations, (ii) Indebtedness existing as of the Closing Date set forth in Disclosure Schedule 5(b), (iii) deferred taxes, (iv) by endorsement of Instruments or items of payment for deposit to the general account of Borrower, (v) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement; and (vi) additional Indebtedness (including Purchase Money Indebtedness) incurred after the Closing Date in an aggregate outstanding amount (A) for all such Credit Parties (other than Guarantor) combined not exceeding $50,000, and (B) for James L. Davis and Dana Elizabeth Davis, as Guarantor, which will not result in a decrease in such Guarantors' net worth below that net worth reflected in the such Guarantors' personal financial statements delivered to Lender on or before the Closing Date;

(c)           enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates;

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(d)           make any changes in any of its business objectives, purposes, or operations that could reasonably be expected to adversely affect repayment of the Obligations or could reasonably be expected to have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date or amend its charter or by-laws or other organizational documents;

(e)           create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

(f)           sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts or any shares of its Stock or engage in any sale-leaseback, synthetic lease or similar transaction (provided, that the foregoing shall not prohibit the sale of Inventory or obsolete or unnecessary Equipment in the ordinary course of its business);

(g)           change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral;

(h)           establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth in Attachment 1 to Schedule C) without Lender's prior written consent;

make or permit any Restricted Payment;

(j)           (i) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.20 above, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower shall deliver to the Lender any certification or other evidence requested from time to time by Lender in its reasonable discretion, confirming the Borrower's compliance with this Section, or (iv) cause or permit any of the funds of Borrower that are used to repay the Term Loan to be derived from any unlawful activity with the result that the making of the Term Loan would be in violation of law; and

(k)           knowingly cause or permit (i) any of the funds or properties of the Borrower that are used to repay the Term Loan to constitute property of, or be beneficially owned directly or indirectly by, any Person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (A) the "List of Specially Designated Nationals and Blocked Persons" (the "SDN List") maintained by OFAC and/or on any other similar list ("Other List") maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Borrower (whether directly or indirectly) is prohibited by law, or the Term Loan made by the Lender would be in violation of law, or (B) the Executive Order, any related enabling legislation or any other similar Executive Orders, or (ii) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Borrower, with the result that the investment in the Borrower (whether directly or indirectly) is prohibited by law or the Term Loan is in violation of law.

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6.            SECURITY INTEREST

6.1          Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance of the Obligations, Borrower hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts, all other bank accounts and all funds on deposit therein; all money, cash and cash equivalents; all Investment Property; all stock; all Goods (including Inventory, Equipment and Fixtures); all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (including all Intellectual Property, contract rights, choses in action, Payment Intangibles and Software); all Letter-of-Credit Rights; all Supporting Obligations; and to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

(b)           Borrower and Lender agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Borrower represents, warrants and promises to Lender that: (i) Borrower has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement, upon completion of the filings and other actions listed on Disclosure Schedule (6.1) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to the Lender in duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Lender as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and purchasers from Borrower (other than purchasers of Inventory in the ordinary course of business) and such security interests are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances that have priority by operation of law; and (iii) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower promises to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, and each shall take such actions, including (A) all actions necessary to grant Lender "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by Borrower, with any agreements establishing control to be in form and substance satisfactory to Lender, (B) the prompt delivery of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by Borrower (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank, (C) notification of Lender's interest in Collateral at Lender's request, and (D) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower's and Lender's respective and several interests in the Collateral. Borrower shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents. If Borrower retains possession of any Chattel Paper or Instrument with Lender's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Imperium Special Finance Fund, LP." Borrower shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Lender of any commercial tort claims (as defined in the Code) acquired by it and unless otherwise consented by Lender, Borrower shall enter into a supplement to this Loan Agreement granting to Lender a Lien in such commercial tort claim.

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6.2           Lender's Rights. (a) Lender may, (i) at any time in Lender's own name or in the name of Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of, and any other matter relating to, Accounts, Payment Intangibles, Instruments, Chattel Paper or other Collateral, and (ii) at any time after a Default has occurred and is continuing and without prior notice to Borrower, notify Account Debtors and other Persons obligated on any Collateral that Lender has a security interest therein and that payments shall be made directly to Lender. Upon the request of Lender, Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Instruments, Chattel Paper or other Collateral. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power to endorse Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

(b)          Borrower shall remain liable under each Contract, Instrument and License to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument or License (between Borrower and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect, compromise or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, Instrument or License.

(c)          Borrower shall, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary) from all of Borrower's Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower agrees to render to Lender, at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

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(d)           After the occurrence and during the continuance of a Default, Borrower, at its own expense, shall cause the certified public accountant then engaged by Borrower to prepare and deliver to Lender at any time and from time to time, promptly upon Lender's request, the following reports: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Lender may request. Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Lender the results of any physical verifications of all or any portion of the Inventory made or observed by such accountants when and if such verification is conducted. Lender shall be permitted to observe and consult with Borrower's accountants in the performance of these tasks.

6.3           Lender's Appointment as Attorney-in-fact. On the Closing Date, Borrower shall execute and deliver a Power of Attorney in the form attached as Exhibit C. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees not to exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing. Borrower also hereby (i) authorizes Lender to file any financing statements, continuation statements or amendments thereto that (A) indicate the Collateral (1) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Lender to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Borrower acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to such Borrower 's rights under Section 9-509(d)(2) of the Code.

6.4           Grant of License to Use Intellectual Property Collateral. Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrower) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

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7.             EVENTS OF DEFAULT: RIGHTS AND REMEDIES

7.1           Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 9.3 or is cured by Borrower, provided that such Event of Default (x) is capable of being cured by Borrower, and (y) is in fact cured by Borrower within ten (10) calendar days after the occurrence thereof:

(a)           Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

(b)           Borrower or any other Credit Party (whether or not such Credit Party has signed this Agreement) shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents; or

(c)           an event of default shall occur under any Contractual Obligation of the Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled date of payment; or

(d)           any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower or any other Credit Party shall be untrue or incorrect as of the date when made or deemed made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement; or

(e)           there shall be commenced against the Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for thirty (30) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud any of its creditors or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(f)           a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (A) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (B) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

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(g)           Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties,(ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(h)           a final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against Borrower or any other Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or

(i)            any other event shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect; or

(j)            any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral (or any Credit Party shall so assert any of the foregoing); or

(k)           a Change of Control shall have occurred with respect to any Corporate Credit Party; or

(1)           an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred and are then continuing, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount.

7.2            Remedies. (a) If any Default shall have occurred and be continuing, then Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable without declaration, notice or demand by Lender.

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(b)           Without limiting the generality of the foregoing, Borrower expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale, to the extent permitted by law, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right of equity of redemption, which right Borrower hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use any Borrower's premises without rent or other charge for such sales or other action with respect to the Collateral for such time as Lender deems necessary or advisable.

(c)           Upon the occurrence and during the continuance of an Event of Default and at Lender's request, Borrower agrees, to assemble the Collateral and make it available to Lender at places that Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect thereto without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower agrees that ten (10) days' prior notice by Lender to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

(d)           Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid or unenforceable, in whole or in part.

7.3            Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

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7.4            Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt to the Obligations in such order as Lender may deem advisable in its sole discretion, and after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Sections 9-608(a)(1) and 9-615(a)(3) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8.              SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported conveyance by Borrower without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Term Loan and the Loan Documents and to sell, transfer or assign any or all of its rights in the Term Loan and under the Loan Documents.

9.              MISCELLANEOUS

9.1            Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied). No Loan Document may be modified, altered or amended except by a written agreement signed by Lender and Borrower. Borrower shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether the Term Loan has been funded at that time. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against Lender merely because of Lender's involvement in their preparation.

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 9.2            Expenses. Borrower agrees to pay or reimburse Lender for all costs and expenses (including the fees and expenses of all counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of the Term Loan (including a wire transfer fee of $50 per wire transfer); (d) any amendment, waiver or other modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Term Loan or the rights thereunder; (e) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Term Loan, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

9.3            No Waiver. Neither Lender's failure, at any time, to require strict performance by Borrower of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, shall operate as a waiver thereof or waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default or other provision under any Loan Document, and shall not be construed as a bar to any right or remedy that Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower to Lender contained in any Loan Document and no Default by Borrower under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

9.4            Severability; Section Titles. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or the rights of Lender relating to any unpaid Obligation, (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date. The Section titles contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties thereto.

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9.5            Authorized Signature. Until Lender shall be notified in writing by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of Borrower shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance thereon shall have actual knowledge to the contrary.

9.6            Notices. Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 9.6), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. Failure or delay in delivering copies of any such communication to any Person (other than Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

9.7            Counterparts. Any Loan Document may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument. Any Loan Document may be authenticated by manual signature, facsimile or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

9.8            Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

9.9            Governing Law. THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

21

9.10          Submission To Jurisdiction; Waiver Of Jury Trial. (A) BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S OR SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

 (B)        THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

9.11          USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance therewith.

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9.12          Press Releases. Borrower will not in the future issue any press release or other public disclosure using the name of Imperium Special Finance Fund, LP or its affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) Borrower is required to do so under law and then, in any event, Borrower will consult with Lender before issuing such press release or other public disclosure.

9.13          Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or otherwise, all as though such payments had not been made.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Jeffrey C. Mack
Name:	Jeffrey C. Mack
Title:	CEO

[SIGNATURES CONTINUED ON NEXT PAGE]

[Signature Page to Loan and Security Agreement - Cachet]

ACKNOWLEDGED AND AGREED TO BY THE FOLLOWING CREDIT PARTIES AS TO SECTION 5(b) ONLY:

/s/ James L. Davis
JAMES L. DAVIS, as Guarantor

/s/ Dana Elizabeth Davis
DANA ELIZABETH DAVIS, as Guarantor

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

IMPERIUM SPECIAL FINANCE FUND, LP

By:	/s/ John C. Michaelson
Name:	John C. Michaelson
Title:	Managing Partner

[Signature Page to Loan and Security Agreement - Cachet]

SCHEDULE A - DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

"Account Debtor" shall mean any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangible (including a Payment Intangible).

"Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations which may be characterized as an account or contract right under the Code); (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), and (e) all health care insurance receivables; and (vi) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

"Affiliate" means, with respect to any Person: (a) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Stock having ordinary voting power for the election of directors of such Person; (b) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (c) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" means this Agreement including all appendices, exhibits or schedules attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, each as effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Lender.

"Blocked Account" and "Blocked Account Agreements" have the meanings assigned to such terms in Schedule C.

Sch A-1

"Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or Borrower's business.

"Borrower" means the Person identified as such in the preamble of this Agreement.

"Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

"Capital Expenditures" means all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

"Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

"Capital Lease Obligation" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

"Cash Dominion Event" shall mean an Event of Default shall exist or have occurred and be continuing.

"Change of Control" means, with respect to any Person on or after the Closing Date, that any change in the composition of such Person's stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the Board of Directors of such Person or otherwise direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

"Charges" means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, customs or other duties, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower, (d) the ownership or use of any assets by Borrower, or (e) any other aspect of Borrower's business.

"Chattel Paper" means all "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Person.

Sch A-2

"Closing Date" means the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender, and the Term Loan has been made.

"Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

"Collateral" has the meaning assigned to it in Section 6.1.

"Collection Account" means that certain account of Lender, account number 80000914979 in the name of Imperium Specialty Finance Fund II, LP, at First Republic Bank, 1230 Avenue of the Americas, New York, NY 10020, ABA No. 321-081-669, or such other account as may be specified in writing by Lender as the "Collection Account".

"Commitment Termination Date" means the earliest of (a) the Stated Expiry Date, (b) the date on which the Term Loan and all other Obligations shall become due and payable in full pursuant to Section 7.2(a), and (c) the date of indefeasible prepayment in full by Borrower of the Term Loan and all other Obligations in accordance with the provisions of Section 1.2(b).

"Contracts" means all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control Notice" shall mean a written notice delivered by Lender pursuant to a "control" or other agreements instructing the depository bank to comply with instructions originated by Lender with respect to the Blocked Account that is covered thereby without further consent of Credit Parties.

"Copyright License" means rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

"Copyrights" shall mean all of the following now owned or hereafter adopted or acquired by any Person: (a) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (b) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

Sch A-3

"Corporate Credit Party" means any Credit Party that is a corporation, partnership, limited liability company or limited liability partnership.

"Credit Party" means Borrower, and each other Person (other than Lender, any financial institution party to a Blocked Account Agreement, any junior creditor party to any intercreditor or subordination agreement(s) delivered in connection with this Agreement, and any landlord or mortgagee party to any landlord or mortgagee waiver(s) or consent(s) delivered in connection with this Agreement) that is or may become a party to this Agreement or any other Loan Document.

"Customer" shall mean and include the account debtor with respect to any Account and/or the prospective purchaser of goods, services or both with respect to any contract or Contract Right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which such Credit Party is to deliver any personal property or perform any services.

"Default" means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Default Rate" has the meaning assigned to it in Section 1.5(c).

"Deposit Accounts" means all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Person.

"Depository Account" has the meanings assigned to such terms in Schedule C.

"Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

"Environmental Laws" means all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

"Environmental Liabilities" means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages of whatever nature, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand of whatever nature by any Person and which relate to any health or safety condition regulated under any Environmental Law, environmental permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

Sch A-4

"Equipment" means all "equipment" as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

"ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

"ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"Event of Default" has the meaning assigned to it in Section 7.1.

"FATCA" means Sections 1471 through 1474 of the IRC and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such provisions).

"Financial Statements" means the consolidated and consolidating income statement, balance sheet and statement of cash flows of Borrower and its Subsidiaries prepared in accordance with GAAP.

"Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Person.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

Sch A-5

"General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

"Goods" means all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

"Goodwill" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (a) to purchase or repurchase any such primary obligation; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

"Guarantor" means, individually and collectively, (a) James L. Davis and Dana Elizabeth Davis, and (b) each other Person that at any time executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement.

"Guaranty" means any agreement to perform all or any portion of the Obligations on behalf of Borrower, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative.

Sch A-6

"Hazardous Material" means any substance, material or waste that is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

"Hazardous Waste" has the meaning ascribed to such term in the Resource Conservation and Recovery Act (42 U. S .C. §§ 6901 et. seq.).

"Indebtedness" of any Person means: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than forty-five (45 days past due); (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all Capital Lease Obligations; (e) all Guaranteed Indebtedness; (f) all Indebtedness referred to in clauses (a), (b), (c), (d) or (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (g) the Obligations; and (h) all liabilities under Title IV of ERISA.

"Indemnified Liabilities" and "Indemnified Person" have the respective meanings assigned to them in Section 1.9.

"Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

"Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

Sch A-7

"Investment Property" means all "investment property," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

"IRC" and "IRS" mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

"Lender" means Imperium Special Finance Fund, LP and, if at any time Lender shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

"Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

"License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

"Lien" means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

"Litigation" means any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

"Loan Documents" means this Agreement, the Note, each Guaranty, the Power of Attorney, the Blocked Account Agreements, and the other documents and instruments listed in Schedule E, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

"Material Adverse Effect" means: a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or the industry within which Borrower operates, (b) Borrower's ability to pay or perform the Obligations under the Loan Documents to which Borrower is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

"Minimum Actionable Amount" means $50,000.

"Multiemployer Plan" means a "multiemployer plan," as defined in Section 4001(a) (3) of ERISA, to which Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

Sch A-8

"Net Income (Loss)" means with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

"Note" means the Term Note.

"Obligations" means all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Term Loan and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Term Loan and all obligations and liabilities of any Guarantor under any Guaranty.

"Patent License" means rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

"Patents" means all of the following in which any Person now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part or extensions thereof

"Payment Default" shall mean the occurrence of an Event of Default under Section 7.1(a) of this Agreement.

"Payment Intangibles" means all "payment intangibles" as such term is defined in the Code, now owned or hereafter acquired by any Person.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

Sch A-9

"Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.10; (b) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business; (d) deposits securing public or statutory obligations of Borrower;(e) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (f) carriers', warehousemans', suppliers' or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $25,000 at any time so long as such Liens attach only to Inventory; (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (h) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (i) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(b)(vi); (j) Liens in existence on the Closing Date as disclosed on Disclosure Schedule 5(e) provided that no such Lien is spread to cover additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased; and (k) Liens in favor of Lender securing the Obligations; and (1) Liens in favor of K2 Capital Group LLC ("K2") to the extent permitted in accordance with the terms of the Intercreditor and Subordination Agreement delivered by K2 to Lender in connection with this Agreement.

"Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

"Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Proceeds" means "proceeds," as such term is defined in the Code and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of Borrower against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (d) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

Sch A-10

"Purchase Money Indebtedness" means (a) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (b) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

"Purchase Money Lien" means any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

"Real Property" has the meaning assigned to it in Section 3.15.

"Release" means as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

"Requirement of Law" means as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Restricted Payment" means: (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's Stock; (b) any payment or distribution made in respect of any subordinated Indebtedness of Borrower in violation of any subordination or other agreement made in favor of Lender; (c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower's Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (i) that arising under this Agreement or (ii) interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including subordinated Indebtedness, payments of which shall be permitted only in accordance with the terms of the relevant subordination agreement made in favor of Lender) described in Disclosure Schedule (5(b)) or otherwise permitted under Section 5(b)(vi); or (d) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment.

"Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

"Stated Expiry Date" means April 23, 2013.

"Stock" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a 1 1-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

Sch A-11

"Stockholder" means each holder of Stock of Borrower.

"Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty (50%) percent of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty (50%) percent or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty (50%) percent or of which any such Person is a general partner or manager or may exercise the powers of a general partner or manager.

"Supporting Obligations" means all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

"Taxes" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

"Term Loan" means the loan in the amount specified in and evidenced by the Term Note, and made to Borrower under the terms of this Agreement, and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

"Term Loan Rate" means sixteen (16%) percent per annum.

"Term Note" means the promissory note of Borrower dated the Closing Date, substantially in the form of Exhibit A.

"Termination Date" means the date on which all Obligations under this Agreement are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

"Trademark License" means rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

"Trademarks" means all of the following now owned or hereafter adopted or acquired by any Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered) all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

Sch A-12

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof' and "hereunder" or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

Sch A-13

SCHEDULE B
LENDER'S AND BORROWER'S ADDRESS FOR NOTICES

Lender's Address

Imperium Special Finance Fund, LP
515 Madison Avenue, 24th Floor
New York, NY 10022
Attn: Mr. William Steward
Facsimile: (212) 433-1361

Borrower's Address

Cachet Financial Solutions, Inc.
Southwest Tech Center A
18671 Lake Drive East
Minneapolis, Minnesota 55318
Attn: Mr. Jeffrey Mack
Facsimile: (952) 698-6999

Sch B-1

SCHEDULE C
CASH MANAGEMENT

Borrower agrees to establish, and to maintain, until the Termination Date, the cash management system described below:

1.            Commencing on the Closing Date and until the Termination Date, all proceeds of Collateral (including, without limitation, all proceeds of Accounts and all cash and all cash equivalents of Borrower) shall at all times be deposited by Borrower, promptly after receipt thereof, in the accounts set forth in paragraph 1 of Attachment I hereto (collectively, the "Blocked Accounts"), and Borrower shall (as agent and trustee for the Lender) deposit all payments on accounts and other Collateral of Borrower into the Blocked Accounts. All of the Blocked Accounts shall be governed by "control" or other agreements in form and substance acceptable to Lender satisfactory to, among other things, establish Lender's perfection and rights in such Blocked Accounts or other accounts under the UCC and other applicable law (collectively, the "Blocked Accounts Agreement"). The Blocked Account Agreements shall provide that (a) after delivery of a Control Notice (which may only be delivered by Lender upon the occurrence and during the continuance of a Cash Dominion Event), (i) such bank or other institution shall comply with the instructions given by Lender with respect to such Blocked Accounts and funds therein without further consent by Borrower and (ii) all amounts in such Blocked Accounts shall be transferred on a daily basis by such bank or other institution to the Collection Account or such other account as may be designated by Lender, and (b) such bank or other institution shall waive any offset rights against the funds so deposited into such Blocked Accounts, subject to exceptions to such waiver of offset rights as shall be acceptable to Lender. The Blocked Account Agreements covering the Blocked Accounts constituting Cash Receipt Accounts shall provide that all amounts in such Cash Receipt Accounts shall be transferred on a daily basis by such bank or other institution to an Operating Account subject to a "control" agreement or, during any Cash Dominion Event, to the Collection Account or such other account as may be designated by Lender (it being understood and agreed that, during any Cash Dominion Event, Borrower will cooperate with Lender in amending or otherwise modifying any "control" agreement in order to effectuate the foregoing). Lender does not assume any responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, upon the occurrence and during the continuance of a Cash Dominion Event, Lender may establish depository accounts (collectively, the "Depository Accounts") in the name of Lender at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Lender in lieu of depositing same to the Blocked Accounts.

2.            On the Closing Date, the Blocked Accounts arrangements shall immediately become operative at the banks at which the Blocked Accounts are maintained. After delivery of a Control Notice (which may only be delivered by Lender upon the occurrence and during the continuance of a Cash Dominion Event), Borrower acknowledges that it shall have no right to gain access to any of the moneys in the Blocked Accounts until after the Termination Date.

5.            Borrower may maintain, in its name, accounts (the "Disbursement Accounts") at a bank or banks acceptable to Lender into which Lender shall, from time to time, deposit proceeds of the Term Loan made pursuant to Section 1.1 for use solely in accordance with the provisions of Section 1.3.

Sch C-1

All of the Disbursement Accounts as of the Closing Date are listed in paragraph 2 of Attachment I  hereto. All of the Disbursement Accounts shall be governed by "control" or other agreements in form and substance acceptable to Lender satisfactory to, among other things, establish Lender's perfection and rights in such Blocked Accounts or other accounts under the UCC and other applicable law.

6.            Upon the request of Lender, Borrower shall forward to Lender, on a daily basis, evidence of the deposit of all items of payment received by Borrower into the Blocked Accounts and copies of all such checks and other items, together with a statement showing the application of those items relating to payments on Accounts to outstanding Accounts and a collection report with regard thereto in form and substance satisfactory to Lender.

Sch C-2

SCHEDULE D - FEES

1.            COLLATERAL MONITORING FEE: A fully earned and non-refundable collateral monitoring fee of $2,500, fully earned in advance on the Closing Date and on the first day of each month after the Closing Date, which monthly collateral management Fee shall be payable on the Commitment Termination Date.

2.            SUPPLEMENTAL FEES: A non-refundable wire fee of $50 for each wire or check paid to or for the account the Borrower, payable and earned as of the date any such wire is sent or check paid. If any report (including financial reports) required to be delivered under this Agreement is not received within five (5) days of the date such report is required to be delivered, Borrower shall pay to Lender a non-refundable late reporting fee of $500, which fee is fully earned and payable as of such fifth (5th) day and Borrower shall pay to Lender a non-refundable additional fee of $250 for each day thereafter until such report is received by Lender, which additional fee is fully earned and payable as of the leach such day.

3.            AUDIT FEES: Borrower will reimburse Lender at the rate actually charged to Lender for the audit reviews, field examinations and collateral examinations conducted by third parties at the direction of Lender.

Sch D-1

SCHEDULE E

SCHEDULE OF DOCUMENTS

The obligation of Lender to make the Term Loan is subject to satisfaction of the condition precedent that Lender shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Closing Date, in form and substance satisfactory to Lender and its counsel:

PRINCIPAL LOAN DOCUMENTS

1.            Agreement. The Loan and Security Agreement duly executed by Borrower(s).

2.            Note(s). Duly executed Note(s) to the order of Lender evidencing the Term Loan.

3.            Guaranty. Guaranty of the Obligations by James Davis and Dana Elizabeth Davis in favor of Lender.

COLLATERAL DOCUMENTS

1.            Acknowledgment Copies of Financing Statements. Acknowledgment copies of proper Financing Statements (Form UCC-1) (the "Financing Statements") duly filed under the Code in all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect Lender's Lien on the Collateral.

2.            UCC Searches. Certified copies of UCC Searches, or other evidence satisfactory to Lender, listing all effective financing statements which name Borrower(s) (under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions referred to in paragraph (1) immediately above, together with copies of such other financing statements.

4.            Other Recordings and Filings. Evidence of the completion of all other recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, desirable to perfect Lender's Lien on the Collateral and ensure such Collateral is free and clear of other Liens.

5.            Power of Attorney. Powers of Attorney duly executed by Borrower executing the Agreement.

THIRD PARTY AGREEMENTS

1.            Cash Management System. Duly executed Blocked Account Agreements and, if required by Lender, pledged account agreements in respect of the Disbursement Accounts as contemplated by Schedule C.

2.            Warrant. Warrant executed by Borrower for Lender to purchase 304,911 shares of Borrrower. Warrant to be exercisable for a five (5) year period following the Closing Date.

Sch E-1

3.            Intercreditor Agreements. Intercreditor and Subordination Agreement executed by K2 Capital Group LLC.

4.            Subordination Agreements. Subordination Agreements executed by the following Persons:

(a)          Central Bank,

(b)          Michael Hanson,

(c)          Jack Petersen,

(d)          James Davis,

(e)          Davis & Associates, Inc. and Davis & Associates, Inc. 401(k) Profit Sharing Plan, and

(f)          John Lane.

OTHER DOCUMENTS

1.           Secretary Certificate. A Secretary Certificate in the form of Exhibit B to the Agreement duly completed and executed by the Secretary of Borrower executing the Agreement, together with all attachments thereto.

2.           Financial Statements and Projections. Copies of the Financial Statements and Projections, which Projections shall include a capital expenditures budget for Borrower(s) in form and substance satisfactory to Lender.

3.           Insurance Policies. Certified copies of insurance policies described in Section 3.16, together with evidence showing loss payable or additional insured clauses or endorsements in favor of Lender.

4.           Opinion Letter. Opinion letter of counsel to Borrower in form and substance satisfactory to Lender.

Sch E-2